GLAS-AIRE INDUSTRIES GROUP LTD.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD DECEMBER 4, 2000


     Notice is hereby given that the Annual Meeting (the "Meeting") of the Shareholders (the "Shareholders") of Glas-Aire Industries Group Ltd., a Nevada corporation ("Glas-Aire" or the "Company"), will be held at 10:00 a.m., local time, on December 4, 2000, at the Westin Hotel Tabor Center Denver, 1627 Lawrence Street, Denver, Colorado 80202, and any adjournments or postponements thereof (the "Annual Meeting") for the following purposes:

     1. To elect the following six (6) persons to serve as directors of Glas-Aire until the next Annual Meeting of Shareholders and thereafter until their successors shall have been elected and qualified: William
          R. Ponsoldt, Sr., Alex Y. W. Ding, Chris G. Mendrop, Marc Baldinger, Todd M. Garrett, and Craig Grossman; and

     2. To consider and act upon such other business as may properly come before the Meeting or any adjournments thereof.

     Only Shareholders of record at the close of business on November 7, 2000, shall be entitled to notice of and to vote at the meeting or any adjournments thereof. All Shareholders are cordially invited to attend the Meeting in person.

                                            By Order of the Board of Directors


November 7, 2000
Denver, Colorado                            Alex Y. W. Ding, President


IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE.

                         GLAS-AIRE INDUSTRIES GROUP LTD.
                             3137 Grandview Highway
                       Vancouver, British Columbia V5M 2E9
                                     Canada


                                 PROXY STATEMENT
                             DATED NOVEMBER 7, 2000

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 4, 2000


                                     GENERAL

     This Proxy Statement is being furnished to the shareholders of Glas-Aire Industries Group Ltd., a Nevada corporation ("Glas-Aire" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of Glas-Aire (the "Board of Directors") from holders (the "Shareholders") of outstanding shares of common stock, $0.01 par value, of Glas-Aire (the "Common Stock"), for use at the Annual Meeting of the Shareholders to be held at 10:00 a.m., local time, on December 4, 2000, at the Westin Hotel Tabor Center Denver, 1627 Lawrence Street, Denver, Colorado 80202 and any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement, Notice of Annual Meeting of Shareholders, and the accompanying Proxy Card are first being mailed to shareholders on or about November 8, 2000.

                       VOTING SECURITIES AND VOTE REQUIRED

     Only Shareholders of record at the close of business on November 7, 2000 (the "Record Date") are entitled to notice of and to vote the shares of Common Stock held by them on such date at the Meeting or any and all adjournments thereof. As of the Record Date, 2,430,569 shares of Common Stock were outstanding (not including 207,018 treasury shares). There was no other class of voting securities outstanding at that date.

     Each share of Common Stock held by a Shareholder entitles such Shareholder to one vote on each matter that is voted upon at the Meeting or any adjournments thereof.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Assuming that a quorum is present, the affirmative vote of the majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote on the subject matter will be required to elect each of the six nominees for directors of Glas-Aire.

     Abstentions and broker "non-votes" will be counted toward determining the presence of a quorum for the transaction of business; however, abstentions will have the effect of a negative vote on the proposals being submitted. Abstentions may be specified on all proposals. A broker "non-vote" will have no effect on the outcome of any of the proposals.

     If the accompanying proxy is properly signed and returned to Glas-Aire and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying Proxy will vote "FOR" the election of the six nominees for directors of Glas-Aire, and as recommended by the Board of Directors with regard to any other matters or, if no such recommendation is given, in their own discretion. Glas-Aire's executive officers and directors have advised Glas-Aire that they intend to vote their shares (including those shares over which they hold voting power), representing approximately 55.74% of the outstanding shares of Common Stock, in favor of the election of the six nominees for directors of Glas-Aire. Included in this amount are the shares held by Regency Affiliates, Inc. and other entities associated with Mr. William Ponsoldt, the Chairman of the Board and Chief Executive Officer of Glas-Aire. Each Proxy granted by a Shareholder may be revoked by such Shareholder at any time thereafter by writing to the Secretary of Glas-Aire prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote has been cast pursuant to the authority conferred by such Proxy.

     The cost of soliciting these Proxies, consisting of the printing, handling, and mailing of the Proxy and related material, and the actual expense incurred by brokerage houses, custodians, nominees, and fiduciaries in forwarding proxy materials to the beneficial owners of the shares of Common Stock, will be paid by Glas-Aire.

     In order to assure that there is a quorum, it may be necessary for certain officers, directors, regular employees, and other representatives of Glas-Aire to solicit Proxies by telephone or telegraph or in person. These persons will receive no extra compensation for their services.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth as of October 31, 2000, the beneficial ownership of the Company's Common Stock by each person known to the Company to own beneficially more than 5% of the Company's Common Stock and by the officers and directors of the Company, individually and as a group. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares of Common Stock.

    Name and Address of               Amount and Nature of            Percent
      Beneficial Owner                Beneficial Ownership           of Class(1)
------------------------------        --------------------           ----------

William R. Ponsoldt                      1,225,105(2)(4)                50.2%
729 South Federal Highway #307
Stuart, Florida 34994

Alex Ding                                  129,384(3)                    5.3%
3137 Grandview Highway
Vancouver, B.C.
Canada V5M 2E9

Chris G. Mendrop                            11,489(4)                    0.47%
1860 Blake Street #500
Denver, Colorado 80202

Marc Baldinger                              11,489(4)                    0.47%
850 Lighthouse Drive
Palm City, Florida 34990

Todd M. Garrett                             11,489(4)                    0.47%
201 Marsala Drive
Newport Beach, California 92660

Craig Grossman                              11,489(4)                    0.47%
7500 East Arapahoe Road #101
Englewood, Colorado 80112

Omer Esen                                    8,225                       0.34%
3137 Grandview Highway
Vancouver, B.C.
Canada V5M 2E9

Linda Kwan                                   6,170                       0.25%
3137 Grandview Highway
Vancouver, B.C.
Canada V5M 2E9

Directors and executive officers
as a group (8 persons)                   1,414,840(3)(4)                 56.8%

------------------------------
(1) Excludes (i) 68,000 shares of Common Stock issuable upon exercise of the Representative's Warrants issued in conjunction with the public offering completed in May 1996 and (ii) 320,000 shares of Common Stock reserved for issuance under the Company's Stock Option Plans.
(2) Includes 1,213,616 shares beneficially owned by Regency. Mr. William Ponsoldt, Sr. serves as President, Chief Executive Officer, and Chairman of the Board of Directors of Regency and has voting control of these shares.
(3) Includes 106,943 shares sold by the numbered company controlled by Alex Ding in September 1998 to his mother, Ms. Sik Chun Fei. Mr. Ding may be deemed to be the beneficial owner, although not the record owner, of those shares.
(4) Includes options to purchase 10,000 shares granted to each of the directors on November 4, 1999 (i.e., an aggregate of 60,000 shares).

Change in Control

     On April 16, 1999, Edward Ting, the Chairman of the Board of Directors of Glas-Aire Industries Group Ltd. ("Glas-Aire"), and Viola Ting, Mr. Ting's wife and a director of Glas-Aire, sold an aggregate of 513,915 shares of the $0.01 par value common stock of Glas-Aire to Speed.com, Inc. ("Speed.com"), a Delaware corporation, in a private transaction. Speed.com is a wholly-owned subsidiary of Regency Affiliates, Inc. ("Regency"), also a Delaware corporation.

     The purchase price for the shares was $1,863,000. $1,213,000 of the purchase price for the shares was paid in cash, and the balance of $650,000 was paid in the form of a promissory note due January 1, 2000, bearing interest at the rate of 7.5%. The indebtedness evidenced by the promissory note was secured by a first priority security interest in 200,000 of the shares purchased by Speed.com. In addition, payment of the indebtedness evidenced by the promissory note was guaranteed by William R. Ponsoldt, President and a director of Speed.com and President, Chief Executive Officer, and Chairman of the Board of Directors of Regency. The promissory note has been paid in full.

     The cash in the amount of $1,213,000 was borrowed from National Trust Company, an affiliate of Statesman Group, Inc. ("Statesman") which is a controlling shareholder of Regency. The loan is unsecured and is due on demand.

     Subsequent to the transfer of the 513,915 shares, Speed.com owned, beneficially and of record, approximately 32.25% of the then-outstanding shares of Glas-Aire, including 3,000 shares previously purchased on the market.

     On August 2, 1999, Regency acquired 41,600 shares of the common stock of Glas-Aire on the open market for $119,619. The funds were provided by an affiliate of Statesman on an unsecured basis.

     On August 6, 1999, Regency sold 2,852,375 shares of its common stock to Glas-Aire for cash of $1,967,960 and 86,000 shares of Glas-Aire common stock for an aggregate consideration of $2,281,900. The Company estimates that of the $1,967,960 paid in cash to Regency, approximately $567,714 may be attributed to the Company's public offering that was closed in May 1996 and which yielded net proceeds of $2,652,699. The use of these funds from the Company's public offering constituted a material change from the use described in the Company's Prospectus.

     On September 23, 1999, Regency closed a common stock exchange agreement with certain shareholders of Glas-Aire. Under the agreement, Regency, in a private transaction, issued 1,188,000 shares of its restricted common stock to such shareholders in exchange for 288,000 Glas-Aire common shares held by the shareholders. With the closing of the agreement, Regency owned approximately 51.3% of the then-outstanding common shares of Glas-Aire.

     Pursuant to the Contract for the Purchase and Sale of Securities, Edward Ting and Clement Cheung resigned as directors of Glas-Aire and, by consent minutes dated April 16, 1999, William R. Ponsoldt, Sr. and Marc H. Baldinger were elected to fill the vacancies created by their resignations. Subsequently, Todd Garrett and Craig Grossman were elected to the Board of Directors at the request of Regency.

                                BOARD COMMITTEES
                                ----------------

     On March 2, 1998, the Board of Directors established, and has since maintained, an Independent Audit Committee to (i) review and approve the scope of audit procedures employed by Glas-Aire's independent auditors; (ii) review and approve the audit reports rendered by Glas-Aire's independent auditors;
(iii) approve the audit fee charged by the independent auditors; (iv) report to the Board of Directors with respect to such matters; (v) recommend the selection of independent auditors; and (vi) discharge such other responsibilities as may be delegated to it from time to time by the Board for an Audit Committee of the Board of Directors. Clement Cheung and Chris G. Mendrop, the independent directors of the Corporation, were appointed members of the newly established Independent Audit Committee.

     On April 16, 1999, Clement Cheung resigned as a director of Glas-Aire and was replaced by Marc H. Baldinger, who was designated an independent director of Glas-Aire to replace Mr. Cheung in that capacity and appointed a member of the Independent Audit Committee to fill the vacancy on that Committee created by Mr. Cheung's resignation. By Board consent dated January 3, 2000, Todd Garrett, a director of the Company, was appointed an additional member of the Independent Audit Committee. Messrs. Mendrop, Baldinger, and Garrett are the current members of the Independent Audit Committee.

     The Company also maintains a Compensation Committee consisting of Messrs. Grossman and Baldinger. The purpose of the Compensation Committee is to address compensation issues for senior members of the Company.

                     COMPENSATION OF OFFICERS AND DIRECTORS
                     --------------------------------------

     The following table summarizes all compensation paid to the Chief Executive Officer and the President of the Company for services rendered to the Company during the last three fiscal years. The amount of compensation paid to each of the other executive officers as total annual salary and bonus does not exceed $100,000.

                                                                Annual Compensation
                                            ---------------------------------------------------------------
                                            Fiscal year
                                               ended           Annual                              Other
Name and principal position                 January 31,        Salary             Bonus        Compensation
---------------------------                 -----------        ------             -----        ------------
William R. Ponsoldt                             2000                                              $ 3,500(1)
  Chairman of the Board,
  Chief Executive Officer

Edward Ting                                     2000            $17,702          $12,000(2)
  Retired Chief Executive Officer               1999            $13,528          $48,000(2)
  Retired Chairman of the Board                 1998            $ 5,140          $48,000(2)

Alex Y. W. Ding                                 2000            $83,170          $22,046(3)       $ 3,500(1)
  President, Chief Operating Officer            1999            $57,575          $13,528(3)
                                                1998            $51,097          $ 5,140(3)

---------------------------------------
(1) Represents fees of $3,500 paid in connection with services as a director of the Company, including $2,500 as an annual cash payment and $1,000 as a payment for attending the annual meeting of shareholders.

(2) Represents consulting fees paid by the Company to Mr. Ting during the fiscal year ended January 31, 2000. Mr. Ting was paid a bonus of $17,702 during the fiscal year ended January 31, 2000, $13,528 and $5,140 in 1999 and 1998 pursuant to the Company's profit sharing program described below.
(3) Mr. Ding was paid these bonuses pursuant to the Company's profit sharing program described below.

     Employment Agreements. Effective August 1, 2000, the Company entered into amended and restated employment agreements with Alex Ding, Omer Esen and Linda Kwan. The agreements are for two-year terms. Under those employment agreements, Messrs. Ding, Esen and Ms. Kwan are entitled to base annual compensation of $150,000(Can.), $100,000(Can.) and $80,000(Can.), respectively. In addition to base compensation, Messrs. Ding, Esen and Ms. Kwan will be entitled to participate in the Company's newly adopted Executive Compensation Plan described below.

     Executive Incentive Compensation Plan. On August 1, 2000, The Compensation Committee of the Board of Directors approved and established an Executive Incentive Compensation Plan (the "Executive Compensation Plan") that was to be effective for the fiscal year beginning on February 1, 2000. The purpose of the Executive Compensation Plan is to help the Company employ and retain key executive officers. The Executive Compensation Plan has three components--base salary, cash incentive, and an incentive stock option award. The cash incentive portion shall be based upon the Company achieving annual earnings goals ("Incentive Goal") based upon earnings before income taxes including only the earnings derived from the Company and its consolidated subsidiaries. For the fiscal year ending January 31, 2001, the Incentive Goal is $1,283,500. Each of Alex Ding, Omer Esen and Linda Kwan shall be entitled to a cash incentive that is based upon achieving at least 100% of the Incentive Goal. If 100% of the Incentive Goal is achieved then each will receive a cash bonus equal to 38.5% of their base salary. If 125% of the Incentive Goal is achieved then each will receive a cash bonus equal to 57.75% of their base salary, and if 150% of the Incentive Goal is achieved then each will receive a cash bonus equal to 77% of their base salary. Under no circumstances will actual bonuses for any fiscal year exceed 25% of the Company's Net Income (after taxes) or Earnings Applicable to Common Stock (as appropriate). The Incentive Stock Option Award portion of the Executive Compensation Plan provides for the award of incentive options to Messrs. Ding and Esen and Ms. Kwan based upon the Company achieving 100% of the Incentive Goal. If the Incentive Goal is achieved, then the Compensation Committee shall cause to be set aside options equal to 5% of the Company's outstanding shares for awards to employees, with 70% of those options being available to Messrs. Ding and Esen and Ms. Kwan, 10% of the entire option pool is available for issuance to the Chairman, provided that the Chairman is not compensated by a salary. Any options granted will vest as follows: 1/3 on the date of grant, 1/3 on the first anniversary of the date of grant, and 1/3 on the second anniversary of the date of grant.

     Directors. The Company paid $3,500 to each of six directors (employee and non-employee) during the fiscal year ended January 31, 2000, as compensation for serving as directors. At the Annual Meeting on November 4, 1999, the shareholders approved a directors' compensation plan that provides for the following:

     o An annual retainer for directors of $10,000, payable one-half in cash and one-half in Glas-Aire Common Stock, such stock to be valued at the average bid price for the Common Stock for the 30 days preceding their election to the Board.

     o A cash fee of $125 per hour for each Board, Committee, or Shareholders' meeting attended; provided that multi-day meetings and specific consultations with Glas-Aire's executive management lasting at least eight hours are compensated on a flat per diem rate of $1,000.

     o An annual award of an option to purchase 10,000 shares of Glas-Aire's Common Stock, at fair market value on date of grant. Options granted under this provision expire five years from the date of grant, are exercisable in cash, property, or on a cashless basis, and contain anti-dilution provisions.

     On November 4, 1999, each of the Company's six directors received an option to purchase 10,000 shares of the Company's Common Stock at an exercise price of $4.50 per share pursuant to the director's compensation plan approved by the shareholders on that date. The options expire on November 3, 2004.

     Option Plans. The Board of Directors of the Company has adopted an Incentive Stock Option Plan (the "Qualified Plan") which provides for the grant of options to purchase an aggregate of not more than 160,000 shares of the Company's Common Stock. The purpose of the Qualified Plan is to make options available to management and employees of the Company in order to provide them with a more direct stake in the future of the Company and to encourage them to remain with the Company. The Qualified Plan provides for the granting to management and employees of "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986 (the "Code").

     The Board of Directors of the Company has adopted a Non-Qualified Stock Option Plan (the "Non-Qualified Plan") which provides for the grant of options to purchase an aggregate of not more than 160,000 shares of the Company's Common Stock. The purpose of the Non-Qualified Plan is to provide certain key employees, independent contractors, technical advisors and directors of the Company with options in order to provide additional rewards and incentives for contributing to the success of the Company. These options are not incentive stock options within the meaning of Section 422 of the Code.

         The Qualified Plan and the Non-Qualified Plan (the "Stock Option Plans") are administered by a committee (the "Committee") appointed by the Board of Directors which determines the persons to be granted options under the Stock Option Plans and the number of shares subject to each option. No options granted under the Stock Option Plans will be transferable by the optionee other than by will or the laws of descent and distribution and each option will be exercisable, during the lifetime of the optionee, only by such optionee. Any options granted to an employee will terminate upon his ceasing to be an employee, except in limited circumstances, including death of the employee, and where the Committee deems it to be in the Company's best interests not to terminate the options.

     The exercise price of all incentive stock options granted under the Qualified Plan must be equal to the fair market value of such shares on the date of grant as determined by the Committee, based on guidelines set forth in the Qualified Plan. The exercise price may be paid in cash or (if the Qualified Plan shall meet the requirements of rules adopted under the Securities Exchange Act of 1934) in Common Stock or a combination of cash and Common Stock. The term of each option and the manner in which it may be exercised will be determined by the Committee, subject to the requirement that no option may be exercisable more than 10 years after the date of grant. With respect to an incentive stock option granted to a participant who owns more than 10% of the voting rights of the Company's outstanding capital stock on the date of grant, the exercise price of the option must be at least equal to 110% of the fair market value on the date of grant and the option may not be exercisable more than five years after the date of grant. The exercise price of all stock options granted under the Non-Qualified Plan must be equal to at least 80% of the fair market value of such shares on the date of grant as determined by the Committee, based on guidelines set forth in the Non-Qualified Plan.

                              CERTAIN TRANSACTIONS
                              --------------------

     On March 31, 1998, Glas-Aire granted a bank a security interest in a $500,000 deposit as collateral for the issuance of a standby letter of credit (the "LC") to one of the suppliers to a wholly-owned subsidiary of Electrocon International Inc. ("EII"). Mr. Edward Ting, the then chairman of the board, and Mr. Clement Cheung, then a member of the Board of Directors, are officers and directors of EII. As consideration for Glas-Aire agreeing to provide the security for the LC, EII agreed as follows: (i) to issue Glas-Aire a warrant exercisable for a period of five years from March 25, 1998, to purchase 250,000 shares of common stock of EII at an exercise price of $1.00 per share during the first year, $1.10 per share during the second year, $1.20 per share during the third year, $1.50 per share during the fourth year and $1.75 per share during the fifth year; (ii) to pay Glas-Aire a fee in the amount of 1% of the collateral, or $5,000, payable to Glas-Aire in advance for the six-month period beginning on the date the LC was issued by the Bank, and an additional fee of 1%, also payable in advance, for the six-month period immediately following the initial six-month period, if Glas-Aire's collateral continued to be utilized for the LC, with the understanding that the collateral would be made available by Glas-Aire to collateralize the LC for a period not to exceed one year; and (iii) the pledge to Glas-Aire by Edward Ting of all shares of Glas-Aire common stock currently held by him, his wife or under his control. Subsequently, the Board of Directors approved a loan in the principal amount of $500,000 to EII secured by 100% of Edward Ting's Glas-Aire stock. EII used the proceeds of the loan to, among other things, cause the bank to release Glas-Aire's $500,000 security deposit that was being used as collateral for the LC. On April 16, 1999, the loan (including principal and interest) was paid in full by Edward Ting and Glas-Aire assigned the promissory note from EII to Mr. Ting.

     On April 16, 1999, Edward Ting, the then chairman of the Board of Directors of Glas-Aire, and Viola Ting, Mr. Ting's wife, sold an aggregate of 513,915 shares of Glas-Aire Common Stock, constituting approximately 35.8% of the then outstanding shares, to Speed.com, Inc. in a private transaction. Speed.com, Inc. is a wholly-owned subsidiary of Regency Affiliates, Inc. The transaction constituted a change in control of Glas-Aire. As a result of the change in control and pursuant to the Contract for the Purchase and Sale of Securities, Edward Ting resigned as an officer and director of Glas-Aire and Mr. William Ponsoldt, Sr., the president and a director of Speed.com and the president, chief executive officer, and chairman of the board of directors of Regency, was elected to the Glas-Aire Board of Directors. The consideration paid for the shares was $1,213,000 in cash and a promissory note in the principal amount of $650,000 which became due and was paid on January 1, 2000, and which bore interest at the rate of 7.5%. The indebtedness evidenced by the promissory note was secured by a first priority security interest in 200,000 of the shares purchased by Speed.com and was guaranteed by Mr. Ponsoldt. In August 1999, Glas-Aire purchased 2,852,375 newly issued shares of Regency common stock. The consideration paid for that stock was 86,000 newly issued shares of Glas-Aire Common Stock, plus $1,968,000 cash.

                                   PROPOSAL 1
                                   ----------

                           ELECTION OF SIX (6) PERSONS
                      TO SERVE AS DIRECTORS OF THE COMPANY

     Glas-Aire's directors are elected annually to serve until the next Annual Meeting of Shareholders and thereafter until their successors shall have been elected and qualified. The number of directors presently authorized by the Articles of Incorporation of Glas-Aire is not less than one (1) nor more than seven (7).

     Unless otherwise directed by Shareholders, the proxy holders will vote all shares represented by proxies held by them for the election of the following nominees, all of whom are now members and constitute Glas-Aire's Board of Directors. Glas-Aire is advised that all nominees have indicated their availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a director of Glas-Aire prior to the voting, the proxy holders will vote for a substitute nominee in the exercise of their best judgment.

Information Concerning Nominees

     William R. Ponsoldt, Sr. has been a director of Glas-Aire since April 16, 1999, and has served as chief executive officer and chairman of the Board of Directors since April 17, 1999. Mr. Ponsoldt is the chairman of the board, chief executive officer, and president of Regency Affiliates, Inc. Mr. Ponsoldt has been a director of Regency since June 1996, the chairman of the board since August 1996, and president and chief executive officer since June 1997. During the past five years, Mr. Ponsoldt has served as the portfolio manager for several hedge funds.

     Alex Yie Wie Ding has served as President of Glas-Aire since February 1995, and as Chief Operating Officer and Treasurer since June 1996. From 1991 until February 1995, Mr. Ding served as Glas-Aire's General Manager. Mr. Ding has been a director of Glas-Aire since 1991. Mr. Ding's responsibilities include managing and advising senior staff, as well as manufacturer representative agencies, on a variety of important issues. He is also responsible for new business development, analysis and evaluation of major projects, and maintaining high level contact with key customers. From September 1988 to June 1991, Mr. Ding was General Manager of Hing Wor Inc., a clothing manufacturer based in Montreal. Mr. Ding serves on the board of the Better Business Bureau of the Lower Mainland of British Columbia, and he is the president of Sunbrite Business Association. Mr. Ding has a bachelors degree (1984) in civil engineering and a post-graduate diploma in management (MBA Level 1, 1986), both from McGill University.

     Chris G. Mendrop has been a director of Glas-Aire since its inception. He is the chief executive officer of Blake Street Group LLC, Blake Street Securities LLC, and Blake Street Advisors LLC (collectively the "Blake Street Group"). He has served as the chief executive officer of each of the companies included in the Blake Street Group since those companies were formed in January, March, and July 1998. From July 1992 until January 1998, Mr. Mendrop was the chief executive officer of Corporate Development Capital, Inc., an investment advisory and financial consulting firm located in Denver, Colorado. Mr. Mendrop holds a Bachelor of Science degree in economics from Colorado State University and a Masters of Business Administration degree in finance from the University of Colorado.

     Marc Baldinger has served as a director of Glas-Aire since April 16, 1999. Mr. Baldinger is a senior officer in financial services for Riverside National Bank, located in Palm City, Florida, and is responsible for portfolio management, asset allocation, and investment selection for Riverside's Trust Department. He has been employed by Riverside since November 1996. From January 1994 to November 1996, Mr. Baldinger was employed as a certified financial planner for American Express Financial Advisors, Inc. and Linsco Private Ledger. Mr. Baldinger has a broad background in financial management and planning. Prior to entering the financial planning business, Mr. Baldinger was the president of Supreme Petroleum Company, which was a petroleum trading company.

     Todd M. Garrett has served as a director of Glas-Aire since May 21, 1999. Mr. Garrett currently works as an investment advisor in the Private Client Department in the corporate headquarters of Cruttenden Roth, Incorporated in Newport Beach, California. Mr. Garrett specializes in formulating investment strategies through the selection of optimal investment combinations tailored to client needs and objectives. His managed portfolios comprise both high net worth individuals and institutional investors. Mr. Garrett has worked in the investment industry for more than eight years. Furthermore, he has worked for several investment banks that include Kidder Peabody & Co., Lehman Brothers, Fidelity Investments, and Sutro & Co. Mr. Garrett holds a Bachelor of Arts degree in business economics from San Diego State University with an emphasis in finance and accounting. Mr. Garrett is a member of the Association for Investment Management and Research (AIMR) and is currently pursuing the Chartered Financial Analyst (CFA) designation.

     Craig Grossman has served as a director of Glas-Aire since May 21, 1999. Since July 1998, Mr. Grossman has been the chief executive officer of On-Line Mortgage Services, Inc. ("OMS"), a licensed retail mortgage broker in eleven states. OMS provides retail residential mortgages on the Internet and through other retail channels. From September 1995 to July 1998, Mr. Grossman was vice president of business development for CMP Mortgage Company (a subsidiary of JRMK Companies) which is a large privately owned mortgage broker in Colorado. From May 1994 to September 1995, Mr. Grossman was president and a member of the board of directors of Regency Affiliates, Inc. Mr. Grossman has extensive experience in real estate development and in the real estate industry.

     No family relationship exists among any of the named directors and executive officers. Except as described herein, no arrangement or understanding exists between any such director or officer and any other persons pursuant to which any director or executive officer was elected as a director or executive officer of Glas-Aire.

Board Recommendation

     The Board recommends a vote FOR the election of each of the six nominees for directors of Glas-Aire.

                                     GENERAL
                                     -------

Other Matters

     The Board of Directors does not know of any matters that are to be presented at the Annual Meeting of Shareholders other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

                                              By Order of the Board of Directors



                                              Alex Y. W. Ding, President

                         GLAS-AIRE INDUSTRIES GROUP LTD.
                         ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 4, 2000


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Glas-Aire Industries Group Ltd., a Nevada corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated November 7, 2000, and hereby appoints Alex Y. W. Ding and Henry F. Schlueter, or either of them, each with the power of substitution, as Attorneys and Proxies to represent and vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue thereof with respect to the following matters:

     1. Election of each of the following six (6) persons to serve as directors of the Corporation until the next Annual Meeting of Shareholders and thereafter until their successors shall have been elected and qualified:

          William R. Ponsoldt, Sr.
          FOR  /___/                 AGAINST  /___/           ABSTAIN  /___/

          Alex Y. W. Ding
          FOR  /___/                 AGAINST  /___/           ABSTAIN  /___/

          Chris G. Mendrop
          FOR  /___/                 AGAINST  /___/           ABSTAIN  /___/

          Marc Baldinger
          FOR  /___/                 AGAINST  /___/           ABSTAIN  /___/

          Todd M. Garrett
          FOR  /___/                 AGAINST  /___/           ABSTAIN  /___/

          Craig Grossman
          FOR  /___/                 AGAINST  /___/           ABSTAIN  /___/

     2. To act upon such other matters as may properly come before the Meeting or any adjournments thereof.

     This Proxy, when properly executed, will be voted as directed. If no direction is indicated, the Proxy will be voted FOR the election of each of the nominees listed above to the Board of Directors.


Dated: ________________________, 2000.
                                          --------------------------------------

                                          --------------------------------------

                                     [LABEL]


Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.

PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE. PLEASE SIGN EXACTLY AS NAME APPEARS ON THE LABEL ATTACHED TO THIS PROXY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED PERSON. IF A PARTNERSHIP, PLEASE SIGN IN FULL PARTNERSHIP NAME BY AUTHORIZED PERSON.